Exhitib 99.1

IMPLANT SCIENCES CORP APPOINTS NEW CHIEF FINANCIAL OFFICER

WAKEFIELD, MA. August 1, 2008…Implant Sciences Corporation (AMEX: IMX), a high technology supplier of sophisticated systems and sensors for the homeland security market and related industries, today announced that Glenn D. Bolduc has joined the executive team as Chief Financial Officer.  Mr. Bolduc will report to Phillip C. Thomas, President and CEO, and will be responsible for leading all aspects of the Company’s financial management program.  Diane J. Ryan, the Company’s former Chief Financial Officer, will remain with the Company as Vice President, Administration.

“We are very pleased Glenn Bolduc has joined our team as our Chief Financial Officer,” said Phillip Thomas.  “He brings a proven track record as a CFO with strong expertise in financial management, investor relations, and government compliance efforts.  Glenn’s experience in helping to grow technology-based companies is expected to be an important asset to the Company as we continue our reinvention and turnaround program.  We look forward to his contributions as we continue to grow and reshape the Company.”

Glenn Bolduc, Implant Sciences’ new CFO, indicated, “After considerable exposure to the Company, it is clear that Implant Sciences has made significant progress in the past year to reposition itself to improve its overall cash position and strengthen the management team, while focusing on opportunities in the Safety, Security and Defense market.  I’m very impressed with where the Company stands after all the changes made during this time and it is readily apparent to me that the Company is poised for new growth and profitability.  As such, I am excited to join the Implant Sciences team and look forward to using my skills and experience to improve the Company’s internal financial processes, our recurring reporting efforts, and the Company’s overall financial position with the goal being sustained profitability and continuing compliance with all our financial reporting requirements.”

Mr. Bolduc has more than 25 years of executive financial leadership experience at multiple public and private technology and services companies, including as a principal of Radius Advisors, a privately held advisory services firm, where he helped high tech and services-oriented businesses develop operational business plans.  He also served as CFO at Connected Corporation, a leading software developer of backup software for PCs and laptops, which was sold to Iron Mountain.  He was also president and CEO of Vialog Corporation, a consolidator within the teleconferencing service bureau industry, and Chief Financial Officer at MultiLink, Inc., Concord Data Systems, Inc. and Kronos, Inc.  Mr. Bolduc began his career as a senior accountant at Price Waterhouse & Company after graduating with a B.S. degree in accounting from Fairleigh Dickinson University.

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for the Security, Safety and Defense (SS&D) industries.  The Company has developed proprietary technologies used in its commercial portable and bench-top explosive trace detection systems which ship to a growing number of locations domestically and internationally.  For further details on the Company and its products, please visit the Company’s website at www.implantsciences.com.

Safe Harbor Statement

This press release contains certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the potential loss of key technical and business personnel, the Company’s ability to become profitable and achieve sustained profitability, the Company’s ability to grow within its target markets, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended June 30, 2007 and Quarterly Reports for the periods ended September 30, 2007, December 31, 2007 and March 31, 2008.  The Company assumes no obligation to update the information contained in this press release.

For further information contact:
Mozes Communications, LLC
Kristine Mozes (781) 652-8875
kristine@mozescomm.com